Exhibit 10.45

Guardian International, Inc. Announces New Senior Credit Facility

HOLLYWOOD, FL, July 5, 2002 -- Guardian International, Inc. (the "Company") (OTCBB: GIIS.OB) today announced that it has obtained a senior credit facility from GE Capital Funding , replacing its $20 million revolving credit facility with Heller Financial, Inc., which was acquired by GE Capital in October 2001. The new $20 million revolving credit facility has an initial expiration date of July 2004. The Company may extend the facility for up to two additional years, subject to the occurrence of certain events.

Harold Ginsburg, President and CEO commented: "We are pleased to have entered into a relationship with GE Capital, the successor to Heller Financial, our senior lender since 1994. GE Capital Funding is highly regarded as a lender and investor in our industry and its confidence in our business model is gratifying.""

"Guardian International is a quality organization that continues to prosper in these challenging times", stated David Alexander, Senior Vice President, GE Capital Funding. "We are active investors in the security alarm industry, and are pleased to have been able to provide a credit facility which closely addresses the needs of the company and provides significant capital for growth of the business."

About Guardian International

Guardian International (OTCBB: GIIS.OB) and its wholly owned subsidiaries provide security, fire, structured cable, access control and CCTV integration and monitoring services for commercial and residential customers. The company operates two secure monitoring operation centers from which it monitors and services approximately 60,000 customers on the East coast of the United States.

For more information about Guardian International, visit the Company on the Internet at http://www.GuardianInternational.com. Should investors or potential investors wish to receive Company mailings or to be put on our distribution list, please e-mail a request to IR@4Guardian.com

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Statements contained in this press release concerning the Company's outlook for fiscal year 2002, competitive position and other statements of management's beliefs, goals and expectations are "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. These risks and uncertainties include the ability of the Company to add accounts through acquisitions from third parties, internal sales and strategic alliances, market acceptance of new services, and other factors described in the cautionary statements included in Guardian's 2001 Form 10-KSB (page 1), which statements are incorporated herein by reference.

Guardian disclaims any obligation to update any forward looking statement as a result of developments occurring after the date of this press release.

For Information, contact:
Ken Wiesenfeld
Vice President, Finance
Phone  954-926-5200 ext. 230
E-mail  Kenw@4Guardian.com